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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Casella Waste Systems, Inc. of our report dated March 19, 2008, relating to the financial statements of US GreenFiber, LLC, which appears in Casella Waste Systems Inc.'s Annual Report on Form 10-K for the year ended April 30, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP Charlotte, North Carolina October 15, 2008

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  Exhibit 23.4